Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 27, 2024, with respect to the financial statements and financial highlights of abrdn International Small Cap Fund, a series of abrdn Funds, incorporated herein by reference, and to the references to our firm in the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

August 4, 2025